Filed Pursuant to Rule 424(b)(5)
Registration No. 333-226739

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 9, 2018)

ENERGOUS CORPORATION

Up to $20,000,000

Common Stock

We have entered into an at the market sales agreement with B. Riley FBR, Inc., or B. Riley FBR, as our sales agent, relating to the shares of common stock of Energous Corporation, par value $0.00001, offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell shares of common stock having an aggregate offering price of up to $20,000,000 from time to time through or to our sales agent.

Sales of common stock under this prospectus supplement, if any, will be made by means of ordinary brokers’ transactions through the facilities of The Nasdaq Stock Market, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network or any similar market venue, at market prices, in block transactions or as otherwise agreed between us and the sales agent. Our common stock trades on The Nasdaq Stock Market under the symbol “WATT.” On October 10, 2019, the last reported sale price of our common stock on The Nasdaq Stock Market was $3.34 per share.

The compensation of our sales agent for sales of common stock shall be a commission rate equal to 2.5% of the gross sales price per share of common stock. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

Under the terms of the sales agreement, we also may sell common stock to the sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell common stock to the sales agent as principal, we will enter into a separate terms agreement with the sales agent, and the sale will be made pursuant to the terms thereunder.

The sales agent is not required to sell any specific number or dollar amount of common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the sales agreement, to sell the common stock offered, as instructed by us. The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all common stock subject to the sales agreement or (ii) the termination of the sales agreement by us or by the sales agent pursuant to the terms of the sales agreement.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement and page 5 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley FBR

The date of this prospectus supplement is October 11, 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus. You should read the entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference herein that are described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering. Neither we, nor B. Riley FBR have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The information appearing in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of the date of the respective document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf, and the documents incorporated by reference in the prospectus supplement, in their entirety before making any investment decision.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms “Energous,” “we,” “us,” “our” and the “Company” refer to Energous Corporation. References to our “common stock” refer to the common stock of Energous Corporation.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “would,” “should,” “could,” “seek,” “intend,” “plan,” “continue,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expectations for revenues, liquidity cash flows and financial performance, the anticipated results of our development efforts, the timing for receipt of required regulatory approvals, and product launches. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, strategies, projections, anticipated events and trends, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and generally are outside of our control. Our actual results and financial condition may differ materially from those indicated in our forward-looking statements. Therefore, you should not rely on the occurrence of events described in any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others: our ability to develop commercially feasible technology; timing of customer implementations of our technology in consumer products; timing of regulatory approvals in the United States and internationally; our ability to find and maintain development partners; our ability to protect our intellectual property; competition; other risks and uncertainties included in this prospectus supplement under the caption “Risk Factors;” and risks and uncertainties described in documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

We have developed our WattUp® wireless power technology, consisting of proprietary semiconductor chipsets, software controls, hardware designs and antennas, that enables radio frequency (“RF”) based charging for electronic devices. The WattUp technology has a broad spectrum of capabilities, including contact-based wireless charging and wireless charging at various distances, and in some use cases mobility charging. In November 2016, we entered into a Strategic Alliance Agreement with Dialog Semiconductor plc (“Dialog”), an industry leader in Bluetooth low energy semiconductors and power management semiconductors. In conjunction with the Strategic Alliance Agreement, Dialog manufactures and is the exclusive distributor of integrated circuit (“IC”) products that incorporate our designs and provides sales and logistic support to customers on a global basis. We believe our proprietary WattUp technology can be utilized in consumer electronics such as wearables, hearing aids, earbuds, Bluetooth headsets, Internet of Things (“IoT”) devices, smartphones, tablets, smartwatches, fitness bands, keyboards, mice, remote controls, rechargeable lights, batteries, medical devices, and other devices with charging requirements that would otherwise require battery replacement or a wired power connection.

We believe our technology is innovative in its approach, in that we are developing solutions that charge electronic devices by surrounding them with a focused RF energy pocket. We are engineering solutions that deliver wire-free energy for contact-based charging applications and are also developing non-contact charging at distances up to approximately three feet, as well as low-power charging for distances up to 15 feet. We have demonstrated that, for non-contact applications, our transmitter technology is able to mesh into a wire-free charging network that will allow users to charge their devices even as the devices are moved about in three-dimensional space. To date, we have developed multiple transmitter prototypes and multiple receiver prototypes. The transmitters vary in terms of their form factors, power specifications, and frequencies. The receivers can be used in a variety of applications, such as smartphone battery cases, toys, fitness trackers, Bluetooth headsets, tracking devices, and stand-alone receivers. We are engaged in pre-production and initial production activity with several consumer electronic, medical device and industrial companies to introduce our contact-based near field transmitters and receivers in products going to market in 2019 with modest revenue growth in late 2019. We are also in discussion with potential customers in the consumer and industrial spaces that are considering our solutions to supply low power distance charging for products that could enter the market in late 2020. While we expect total revenues to grow in 2020 primarily from customer adoption of our contact-based near field technology, revenue derived from distance charging is not expected to occur until late 2020.

When the company was founded in 2012, we recognized the need to design and build an enterprise-class network management and control software (“NMS”) system that would be integral to supporting our customers’ rapid and cost-effective deployment of our wire-free charging technology. Our NMS system is robust enough to scale up to control thousands of devices across an enterprise, or scaled down to meet the needs of a home or IoT environment.

In December 2017, we announced Federal Communications Commission (“FCC”) certification of our first-generation WattUp Mid Field transmitter, which simultaneously powers multiple devices at a distance of up to three feet. This transmitter underwent rigorous, multi-month testing to verify that it met consumer safety and regulatory requirements. We believe this was the first certification of a Part 18 FCC-approved non-contact wireless charging transmitter, and that it establishes engineering design precedents that can streamline future regulatory approvals for our technology and for our customers’ end-products that employ our technology.

Our technology solution consists principally of transmitter controller ICs, power amplifier ICs and receiver ICs, as well as novel antenna designs, application prototypes and proprietary software algorithms. We submitted our first IC design for wafer fabrication in 2013 and have developed many generations of transmitter and receiver ICs, antenna designs, and software algorithms. We have endeavored to optimize our technology by reducing size and cost, while at the same time increasing performance which enables our designs to be integrated into a broad spectrum of devices. We have developed a “building block” approach that allows us to scale our product implementations by combining multiple transmitter building blocks or multiple receiver building blocks to meet the power, distance, size and cost requirements of customer applications requirements. Our technology is readily scalable because the same ICs that are used for contact based charging can be used for distance based charging solutions. We have developed two classes of chip solutions, a CMOS-based technology focused on low cost, small footprint and low power (less than 5 watts) and a GaAs/GAn-based technology capable of delivering higher power with greater efficiency. We intend to continue to invest in research and development with high power capabilities of 20 watts and beyond at high levels of efficiency. We intend to continue to invest in improving product performance, efficiency, cost-performance and miniaturization as required to reach multiple markets and expand the power-at-a-distance ecosystem, while maintaining a technology lead on potential competitors.

We deliver evaluation kits to potential licensees of our technology, to allow their respective engineering and product management departments to test and evaluate the technology. Our customers’ product development, technology integration and product introduction cycles occur over multiple quarters and generally more than a year elapses before first evaluation and final shipment of the customer’s product. Should our customers begin to sell products to end customers that incorporate our technology, we would expect the commercialization cycle to shorten over time as the technology matures.

We generally maintain exclusive rights to all intellectual property in our technology. Our intellectual property strategy includes pursuing patent protection for new innovations. As of September 30, 2019, we had 215 patents granted/allowed applications from the U.S. Patent and Trademark Office. In addition to the inventions covered by these patents, we have also identified specific inventions that we believe are novel and patentable. We intend to file for patent protection for the most valuable of these, and for other inventions that we expect to develop. This is a significant annual expense and we continually monitor the costs and benefits of each patent application and pursue those that we believe are most protective for our business and expand the core value of the Company.

Our seasoned management team has both private and public company experience, as well as relevant industry experience. In addition, we have identified and hired key engineering resources in the areas of IC development, antenna development, hardware, software and firmware engineering as well as integration and testing, which will allow us to continue to expand our technology and intellectual property and to meet our licensees’ support requirements.

Recent Developments

Preliminary Estimated Financial Information for the Third Quarter of 2019

We have presented preliminary estimated financial information below for our third quarter ended September 30, 2019 based on currently available information. We have not finalized our financial results for the quarter and Marcum LLP, our independent registered public accounting firm, has not performed any procedures with respect to the preliminary estimated financial information contained below, nor has Marcum LLP expressed any opinion or other assurance on such preliminary estimated financial information. These preliminary estimates should not be regarded as a representation by us, our management or the sales agent as to our actual financial results for our third quarter. The preliminary estimated financial information presented below is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material.

The following are preliminary estimates for our third quarter ended September 30, 2019:

•	Revenue of approximately $0.04 million;

•	GAAP operating expenses between $8.2 million and $8.5 million;

•	Depreciation and amortization expenses of approximately $0.2 million;

•	Stock-based compensation expense of approximately $2.1 million; and

•	Cash and cash equivalents of approximately $22.8 million as of September 30, 2019.

Corporate Information

Our common stock is quoted on The Nasdaq Stock Market under the symbol “WATT”. As of September 30, 2019, we had 56 full-time employees, 47 of whom were engineers. We were incorporated in Delaware in 2012. Our corporate headquarters is located at 3590 North First Street, Suite 210, San Jose, CA 95134. Our website can be accessed at www.energous.com. The information contained on, or that may be obtained from our website, is not, and shall not be deemed to be, part of this prospectus.

THE OFFERING

Issuer	Energous Corporation

Common stock offered by us pursuant to this prospectus	Shares of our common stock, par value $0.00001 per share, having an aggregate offering price of up to $20,000,000.

Manner of offering	“At-the-market” offerings that may be made from time to time through or to B. Riley FBR, as sales agent or principal. See “Plan of Distribution” on page S-23.

Use of proceeds	We intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, to fund our product development efforts, regulatory activities, business development and support functions, for general and administrative expenses and other general corporate purposes. See “Use of Proceeds” on page S-20.

Nasdaq Stock Market Symbol	WATT

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully consider all the information included or incorporated by reference in this prospectus supplement prior to investing in our common stock. In particular, we urge you to carefully read the “Risk Factors” sections in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to Our Business

We have no history of generating meaningful product revenue, and we may never achieve or maintain profitability.

We have a limited operating history upon which investors may rely in evaluating our business and prospects. We have generated limited revenues to date, and as of June 30, 2019, we had an accumulated deficit of approximately $246 million. Our ability to generate revenues and achieve profitability will depend on our ability to execute our business plan, complete the development and approval of our technology, incorporate the technology into products that customers wish to buy, and if necessary, secure additional financing. There can be no assurance that our technology will be adopted widely, that we will ever earn revenues sufficient to support our operations, or that we will ever be profitable. Furthermore, there can be no assurance that we will be able to raise capital as and when we need it to continue our operations. If we are unable to raise sufficient additional capital, we may be required to delay, reduce or severely curtail our research and development or other operations, which could have a material adverse effect on our business, operating results, financial condition, long-term prospects and ability to continue as a viable business. If we are unable to generate revenues of significant scale to cover our costs of doing business, our losses will continue and we may not achieve profitability, which could negatively impact the value of your investment in our securities.

We will need additional financing to achieve our long-term business plans, and there is no guarantee that it will be available on acceptable terms, or at all.

We do not have sufficient funds to fully implement our long-term business plans. It is likely that we will need to raise additional capital through new financings, even if we begin to generate meaningful commercial revenue. For example, new product development for business partners may require considerable expense in advance of substantial revenue for such products. Such financings could include equity financing, which may be dilutive to stockholders, or debt financing, which could restrict our ability to borrow from other sources. In addition, such securities may contain rights, preferences or privileges senior to those of current stockholders. As a result of economic conditions, general global economic uncertainty, political change, and other factors, we do not know whether additional capital will be available when needed, or that, if available, we will be able to obtain additional capital on reasonable terms. If we are unable to raise additional capital due to the volatile global financial markets, general economic uncertainty or other factors, we may be required to curtail development of our technology or reduce operations as a result, or to sell or dispose of assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operations and financial condition, including the possibility that a lack of funds could cause our business to fail and liquidate with little or no return to investors.

We may be unable to demonstrate the commercial feasibility of the full capability of our technology.

We have developed working prototypes of products using our technology at differing power levels and charging distances, but additional research and development is required to realize the potential of our technology for applications at increasing power levels and distances that can be successfully integrated into commercial products. Research and development of new technologies is, by its nature, unpredictable. We could encounter unanticipated technical problems, the inability to identify products utilizing our technology that will be in demand with customers, getting our technology designed into those products, designing new products for manufacturability, regulatory hurdles and achieving acceptable price points for final products. Although we intend to undertake development efforts with commercially reasonable diligence, there can be no assurance that our available resources will be sufficient to enable us to develop our technology to the extent needed to create future revenues to sustain our operations.

Our technology must satisfy customer expectations and be suitable for them to use in consumer applications. Any delays in developing our technology that arise from factors of this sort would aggravate our exposure to the risk of having inadequate capital to fund the research and development needed to complete development of these products. Technical problems leading to delays would cause us to incur additional expenses that would increase our operating losses. If we experience significant delays in developing our technology and products based on it for use in potential commercial applications, particularly after incurring significant expenditures, our business may fail, and you could lose the value of your investment in our company. If we fail to develop practical and economical commercial products based on our technology, our business may fail and you could lose the value of your investment in our stock.

Domestic and international regulators may deny approval for our technology, and future legislative or regulatory changes may impair our business.

Our charging technology involves power transmission using radio frequency (RF) energy, which is subject to regulation by the Federal Communications Commission in the United States and by comparable regulatory agencies worldwide. It may also be subject to regulation by other agencies. Regulatory concerns include whether human exposure to radio frequency emissions are below specified thresholds. Higher levels of exposure require separate approval. For example, transmitting more power over a certain distance or transmitting power over a greater distance may require separate regulatory approvals. In addition, we design our technology to operate in a RF band that is also used for Wi-Fi routers and other wireless consumer electronics, and we also design it to operate at different frequencies as demanded for some customer applications. Applications at different frequencies may require separate regulatory approvals. Efforts to obtain regulatory approval for devices using our technology is costly and time consuming, and there can be no assurance that requisite regulatory approvals will be forthcoming. If approvals are not obtained in a timely and cost-efficient manner, our business and operating results could be materially adversely affected. In addition, legal or regulatory developments could impose additional restrictions or costs on us that could require us to redesign our technology or future products, or that are difficult or impracticable to comply with, all of which would adversely affect our revenues and financial results.

We depend upon our strategic relationship with Dialog Semiconductor, a provider of electronics products, and there can be no assurance that we will achieve the expected benefits of this relationship.

We have entered into a strategic alliance agreement with Dialog Semiconductor, a provider of electronics products, pursuant to which we licensed our WattUp technology to Dialog and it became the exclusive provider of our technology. We intend to leverage Dialog’s sales and distribution channels and its operational capabilities to accelerate market adoption of our technology, while we focus our resources on research and development of our technology. There can be no assurance that Dialog will promote our technology successfully, or that it will be successful in producing and distributing related products to our customers’ specifications. Dialog may have other priorities or may encounter difficulties in its own business that interfere with the success of our relationship. If this strategic relationship does not work as we intend, then we may be required to seek an arrangement with another strategic partner, or to develop internal capabilities, which will require a commitment of management time and our financial resources to identify a replacement strategic partner, or to develop our own production and distribution capabilities. As a result, we may be unable without undue expense to replace this agreement with one or more new strategic relationships to promote and provide our technology which could increase our costs and delay revenues.

Terms of one of our development and license agreements could limit our ability to license our technology in specific markets.

The terms of our development and license agreement with a tier-one consumer electronics company limit our ability to do business in some industry verticals, which could cause some potential customers not to choose our technology for use in their products, which could have a negative impact on our revenue opportunities and financial results.

Expanding our business operations as we intend will impose new demands on our financial, technical, operational and management resources.

To date we have operated primarily in the research and development phase of our business. If we are successful, we will need to expand our business operations, which will impose new demands on our financial, technical, operational and management resources. If we do not upgrade our technical, administrative, operating and financial control systems, or if unexpected expansion difficulties arise, including issues relating to our research and development activities, then retention of experienced scientists, managers and engineers could become more challenging having a material adverse effect on our business, results of operations and financial condition.

If products incorporating our technology are launched commercially but do not achieve widespread market acceptance, we will not be able to generate the revenue necessary to support our business.

Market acceptance of a RF-based charging system as a preferred method for charging electronic devices will be crucial to our success. The following factors, among others, may affect the level of market acceptance of products in our industry:

•	the price of products incorporating our technology relative to other products or competing technologies;

•	user perceptions of the convenience, safety, efficiency and benefits of our technology;

•	the effectiveness of sales and marketing efforts of our commercialization partners;

•	the support and rate of acceptance of our technology and solutions with our development partners;

•	press and blog coverage, social media coverage, and other publicity factors that are not within our control; and

•	regulatory developments.

If we are unable to achieve or maintain market acceptance of our technology, and if related products do not win widespread market acceptance, our business will be significantly harmed.

If products incorporating our technology are launched commercially, we may experience seasonality or other unevenness in our financial results in consumer markets or a long and variable sales cycle in enterprise markets.

Our strategy depends on our customers developing successful commercial products using our technology and selling them into the consumer, enterprise and commercial markets. We need to understand procurement and buying cycles to be successful in licensing our technology. We anticipate it is possible that demand for our technology may vary in different segments of the consumer electronics market, such as hearing aids, wearables, toys, watches, accessories, laptops, tablet, mobile phones and gaming systems. Such consumer markets are often seasonal, with peaks in and around the December holiday season and the August-September back-to-school season. Enterprises and commercial customers may have annual or other budgeting and buying cycles that could affect us, and, particularly if we are designated as a capital improvement project, we may have a long or unpredictable sales cycle.

We may not be able to develop all the features we seek to include in our technology.

We have developed working prototypes of commercial products that utilize our technology. Additional features and performance specifications we seek to include in our technology have not yet been developed. For example, some customer applications may require specific combinations of cost, footprint, efficiencies and capabilities at various frequencies, charging power levels and distances. We believe our research and development efforts will yield additional functionality and capabilities over time. However, there can be no assurance that we will be successful in achieving all the features we are targeting and our inability to do so may limit the appeal of our technology to consumers.

Future products based on our technology may require the user to purchase additional products to use with existing devices. To the extent these additional purchases are inconvenient, the adoption of our technology under development or other future products could be slowed, which would harm our business.

For rechargeable devices that utilize our receiver technology, the technology may be embedded in a sleeve, case or other enclosure. For example, products such as remote controls or toys equipped with replaceable AA size or other batteries would need to be outfitted with enhanced batteries and other hardware enabling the devices to be rechargeable by our system. In each case, an end user would be required to retrofit the device with a receiver and may be required to upgrade the battery technology used with the device (unless, for example, compatible battery technology and a receiver are built into the device). These additional steps and expenses may offset the convenience for users and discourage customers from licensing our technology. Such factors may inhibit adoption of our technology, which could harm our business. We have not developed an enhanced battery for use in devices with our technology, and our ability to enable use of our technology with devices that require an enhanced battery will depend on our ability to develop a commercial version of such a battery that could be manufactured at a reasonable cost. If a commercially practicable enhanced battery of this nature is not developed, our business could be harmed, and we may need to change our strategy and target markets.

Laboratory conditions differ from field conditions, which could reduce the effectiveness of our technology under development or other future products. Failures to move from laboratory to the field effectively would harm our business.

When used in the field, our technology may not perform as expected based on performance under controlled laboratory conditions. For example, in the case of distance charging, a laboratory configuration of transmission obstructions will be arranged for testing, but in the field receivers may be obstructed in many different and unpredictable ways. These conditions may significantly diminish the power received at the receiver or the effective range of the transmitter. The failure of products using our technology to meet the expectations of users in the field could harm our business.

Safety concerns and legal action by private parties may affect our business.

We believe that our technology is safe. However, it is possible that we could discover safety issues with our technology or that some people may be concerned with RF-based charging in a manner that has occurred with some other wireless technologies as they were put into residential and commercial use, such as the safety concerns that were raised by some regarding the use of cellular telephones and other devices to transmit data wirelessly in close proximity to the human body. In addition, while we believe our technology is safe, users of our technology under development or other future products who suffer medical ailments may blame the use of products incorporating our technology, as occurred with a small number of users of cellular telephones. A discovery of safety issues relating to our technology could have a material adverse effect on our business and any legal action against us claiming our technology caused harm could be expensive, divert management and adversely affect us or cause our business to fail, whether or not such legal actions were ultimately successful.

Our industry is subject to intense competition and rapid technological change, which may result in technology that is superior to ours. If we do not keep pace with changes in the marketplace and the direction of technological innovation and customer demands, our technology and products may become less useful or obsolete and our operating results will suffer.

The consumer electronics industry in general, and the charging segment in particular, are subject to intense and intense competition and rapidly evolving technologies. Because products incorporating our technology are expected to have long development cycles, we must anticipate changes in the marketplace and the direction of technological innovation and customer demands. To compete successfully, we will need to demonstrate the advantages of our products and technologies over established alternatives, and other emerging methods of power delivery. Traditional wall plug-in recharging remains an inexpensive alternative to our technology. Directly competing technologies such as inductive charging, magnetic resonance charging, conductive charging, ultrasound and other yet unidentified solutions may have greater consumer acceptance than the technology we have developed. Furthermore, some competitors may have greater resources than we have and may be better established in the market than we are. We cannot be certain which other companies may have already decided to or may in the future choose to enter our markets. For example, consumer electronics products companies may invest substantial resources in wireless power or other recharging technologies and may decide to enter our target markets. Successful developments of competitors that result in new approaches for recharging could reduce the attractiveness of our products and technologies or render them obsolete.

Our future success will depend in large part on our ability to establish and maintain a competitive position in current and future technologies. Rapid technological development may render our technology or future products based on our technology obsolete. Many of our competitors have more corporate, financial, operational, sales and marketing resources than we have, as well as more experience in research and development. We cannot assure you that our competitors will not develop or market technologies that are more effective or commercially attractive than our products or that would render our technologies and products obsolete. We may not have or the financial resources, technical expertise, marketing, distribution or support capabilities to compete successfully in the future. Our success will depend in large part on our ability to maintain a competitive position with our technologies.

Our competitive position also depends on our ability to:

•	generate widespread awareness, acceptance and adoption by the consumer and enterprise markets of our technology under development and future products;

•	design a product that may be sold at an acceptable price point;

•	develop new or enhanced technologies or features that improve the convenience, efficiency, safety or perceived safety, and productivity of our technology under development and future products;

•	properly identify customer needs and deliver new products or product enhancements to address those needs;

•	limit the time required from proof of feasibility to routine production;

•	limit the timing and cost of regulatory approvals;

•	attract and retain qualified personnel;

•	protect our inventions with patents or otherwise develop proprietary products and processes; and

•	secure sufficient capital resources to expand both our continued research and development, and sales and marketing efforts.

If our technology does not compete well based on these or other factors, our business could be harmed.

It is difficult and costly to protect our intellectual property and our proprietary technologies, and we may not be able to ensure their protection.

Our success depends significantly on our ability to obtain, maintain and protect our proprietary rights to the technologies used in products incorporating our technologies. Patents and other proprietary rights provide uncertain protections, and we may be unable to protect our intellectual property. For example, we may be unsuccessful in defending our patents and other proprietary rights against third party challenges. If we do not have the resources to defend our intellectual property, the value of our intellectual property and our licensed technology will decline. In addition, some companies that integrate our technology into their products may acquire rights in the technology that limit our business or increase our costs. If we are not successful in protecting our intellectual property effectively, our financial results may be adversely affected and the price of our common stock could decline.

We depend upon a combination of patent, trade secrets, copyright and trademark laws to protect our intellectual property and technology.

We rely on a combination of patents, trade secrets, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical security measures to protect our intellectual property rights. These measures may not be adequate to safeguard our technology. If they do not protect our rights adequately, third parties could use our technology, and our ability to compete in the market would be reduced. Although we are attempting to obtain patent coverage for our technology where available and where we believe appropriate, there are aspects of the technology for which patent coverage may never be sought or received. We may not possess the resources to or may not choose to pursue patent protection outside the United States or any or every country other than the United States where we may eventually decide to sell our future products. Our ability to prevent others from making or selling duplicate or similar technologies will be impaired in those countries in which we would have no patent protection. Although we have patent applications on file in the United States and elsewhere, the patents might not issue, might issue only with limited coverage, or might issue and be subsequently successfully challenged by others and held invalid or unenforceable.

Similarly, even if patents are issued based on our applications or future applications, any issued patents may not provide us with any competitive advantages. Competitors may be able to design around our patents or develop products that provide outcomes comparable or superior to ours. Our patents may be held invalid or unenforceable as a result of legal challenges or claims of prior art by third parties, and others may challenge the inventorship or ownership of our patents and pending patent applications. In addition, if we secure protection in countries outside the United States, the laws of some foreign countries may not protect our intellectual property rights to the same extent as do the laws of the United States. In the event a competitor infringes upon our patent or other intellectual property rights, enforcing those rights may be difficult and time consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time consuming and could divert our management’s attention. We may not have sufficient resources to enforce our intellectual property rights or to defend our patents against a challenge.

Our strategy is to deploy our technology into the market by licensing patent and other proprietary rights to third parties and customers. Disputes with our licensees may arise regarding the scope and content of these licenses. Further, our ability to expand into additional fields with our technologies may be restricted by existing licenses or licenses we may grant to third parties in the future.

The policies we use to protect our trade secrets might not be effective in preventing misappropriation of our trade secrets by others. In addition, confidentiality agreements executed by our employees, consultants and advisors might not be enforceable or might not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. Litigating a trade secret claim is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge methods and know-how. If we are unable to protect our intellectual property rights, we may be unable to prevent competitors from using our own inventions and intellectual property to compete against us, and our business may be harmed.

We may be subject to patent infringement or other intellectual property lawsuits that could be costly to defend.

Because our industry is characterized by competing intellectual property, we may become involved in litigation based on claims that we have violated the intellectual property rights of others. Determining whether a product infringes a patent involves complex legal and factual issues, and the outcome of patent litigation actions is often uncertain. No assurance can be given that third party patents containing claims covering our products, parts of our products, technology or methods do not exist, have not been filed, or could not be filed or issued. Because of the number of patents issued and patent applications filed in our technical areas or fields (including some pertaining specifically to wireless charging technologies), our competitors or other third parties may assert that our products and technology and the methods we employ in the use of our products and technology are covered by United States or foreign patents held by them. In addition, because patent applications can take many years to issue and because publication schedules for pending applications vary by jurisdiction, there may be applications now pending which may result in issued patents that our technology under development or other future products would infringe. Also, because the claims of published patent applications can change between publication and patent grant, there may be published patent applications that may ultimately issue with claims that we infringe. There could also be existing patents that one or more of our technologies, products or parts may infringe and of which we are unaware. As the number of competitors in the market for wire-free power and alternative recharging solutions increases, and as the number of patents issued in this area grows, the possibility of patent infringement claims against us increases. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

If we become subject to a patent infringement or other intellectual property lawsuit and if the relevant patents or other intellectual property were upheld as valid and enforceable and we were found to infringe or violate the terms of a license to which we are a party, we could be prevented from selling any infringing products of ours unless we could obtain a license or were able to redesign the product to avoid infringement. If we were unable to obtain a license or successfully redesign, we might be prevented from selling our technology under development or other future products. If there is a determination that we have infringed the intellectual property rights of a competitor or other person, we may be required to pay damages, pay a settlement, or pay ongoing royalties, or be enjoined. In these circumstances, we may be unable to sell our products or license our technology at competitive prices or at all, and our business and operating results could be harmed.

We could become subject to product liability claims, product recalls, and warranty claims that could be expensive, divert management’s attention and harm our business.

Our business exposes us to potential liability risks that are inherent in the marketing and sale of products used by consumers. We may be held liable if our technology causes injury or death or is found otherwise unsuitable. While we believe our technology is safe, users could allege or possibly prove defects (some of which could be alleged or proved to cause harm to users or others) because we design our technology to perform complex functions involving RF energy, possibly in close proximity to users. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs. The coverage limits of our insurance policies we may choose to purchase to cover related risks may not be adequate to cover future claims. If sales of products incorporating our technology increase or we suffer future product liability claims, we may be unable to maintain product liability insurance in the future at satisfactory rates or with adequate amounts. A product liability claim, any product recalls or excessive warranty claims, whether arising from defects in design or manufacture or otherwise, could negatively affect our sales or require a change in the design or manufacturing process, any of which could harm our reputation and business, harm our relationship with licensors of our products, result in a decline in revenue and harm our business.

In addition, if a product that we or a strategic partner design is defective, whether due to design or manufacturing defects, improper use of the product or other reasons, we or our strategic partner may be required to notify regulatory authorities and/or to recall the product. A required notification to a regulatory authority or recall could result in an investigation by regulatory authorities of products incorporating our technology, which could in turn result in required recalls, restrictions on the sale of such products or other penalties. The adverse publicity resulting from any of these actions could adversely affect the perception of our customers and potential customers. These investigations or recalls, especially if accompanied by unfavorable publicity, could result in our incurring substantial costs, losing revenues and damaging our reputation, each of which would harm our business.

We are subject to risks associated with our utilization of consultants.

To improve productivity and accelerate our development efforts while we build out our own engineering team, we may use experienced consultants to assist in selected development projects. We take steps to monitor and regulate the performance of these independent third parties. However, arrangements with third party service providers may make our operations vulnerable if these consultants fail to satisfy their obligations to us as a result of their performance, changes in their own operations, financial condition, or other matters outside of our control. Effective management of our consultants is important to our business and strategy. The failure of our consultants to perform as anticipated could result in substantial costs, divert management’s attention from other strategic activities, or create other operational or financial problems for us. Terminating or transitioning arrangements with key consultants could result in additional costs and a risk of operational delays, potential errors and possible control issues as a result of the termination or during the transition.

If we are not able to secure advantageous license agreements for our technology, our business and results of operations will be adversely affected.

We pursue the licensing of our technology as a primary means of revenue generation. Creating a licensing business relationship often takes a substantial effort, as we expect to have to convince the counterparty of the efficacy of our technology, meet design and manufacturing requirements, satisfy marketing and product needs, and comply with selection, review and contracting requirements. There can be no assurance that we will be able to gain access to potential licensing partners, or that they will ultimately decide to integrate our technology with their products. We may not be able to secure license agreements with customers on advantageous terms, and the timing and volume of revenue earned from license agreements will be outside of our control. If the license agreements we enter into do not prove to be advantageous to us, our business and results of operations will be adversely affected.

Our business is subject to data security risks, including security breaches.

We collect, process, store and transmit substantial amounts of information, including information about our customers. We take steps to protect the security and integrity of the information we collect, process, store or transmit, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite such efforts. Security breaches, computer malware, computer hacking attacks and other compromises of information security measures have become more prevalent in the business world and may occur on our systems or those of our vendors in the future. Large Internet companies and websites have from time to time disclosed sophisticated and targeted attacks on portions of their websites, and an increasing number have reported such attacks resulting in breaches of their information security. We and our third-party vendors are at risk of suffering from similar attacks and breaches. Although we take steps to maintain confidential and proprietary information on our information systems, these measures and technology may not adequately prevent security breaches and we rely on our third-party vendors to take appropriate measures to protect the security and integrity of the information on those information systems. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. In addition, a party who is able to illicitly obtain a customer’s identification and password credentials may be able to access the customer’s account and certain account data.

Any actual or suspected security breach or other compromise of our security measures or those of our third-party vendors, whether as a result of hacking efforts, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering or otherwise, could harm our reputation and business, damage our brand and make it harder to retain existing customers or acquire new ones, require us to expend significant capital and other resources to address the breach, and result in a violation of applicable laws, regulations or other legal obligations. Our insurance policies may not be adequate to reimburse us for direct losses caused by any such security breach or indirect losses due to resulting customer attrition.

We rely on email and other messaging services to connect with our existing and potential customers. Our customers may be targeted by parties using fraudulent spoofing and phishing emails to misappropriate passwords, payment information or other personal information or to introduce viruses through Trojan horse programs or otherwise through our customers’ computers, smartphones, tablets or other devices. Despite our efforts to mitigate the effectiveness of such malicious email campaigns through product improvements, spoofing and phishing may damage our brand and increase our costs. Any of these events or circumstances could materially adversely affect our business, financial condition and operating results.

We are highly dependent on key members of our executive management team. Our inability to retain these individuals could impede our business plan and growth strategies, which could have a negative impact on our business and the value of your investment.

Our ability to implement our business plan depends, to a critical extent, on the continued efforts and services of a very small number of key executives. If we lose the services of any of these persons, we could be required to expend significant time and money in the pursuit of replacements, which may result in a delay in the implementation of our business plan and plan of operations. If necessary, we can give no assurance that we could find satisfactory replacements for these individuals on terms that would not be unduly expensive or burdensome to us. We do not currently carry any key-person life insurance that would help us recoup our costs in the event of the death or disability of any of these executives.

Our success and growth depend on our ability to attract, integrate and retain high-level engineering talent.

Because of the highly specialized and complex nature of our business, our success depends on our ability to attract, hire, train, integrate and retain high-level engineering talent. Competition for such personnel is intense because we compete for talent against many large profitable companies and our inability to adequately staff our operations with highly qualified and well-trained engineers could render us less efficient and impede our ability to develop and deliver a commercial product. Such a competitive market could put upward pressure on labor costs for engineering talent. We may incur significant costs to attract and retain highly qualified talent, and we may lose new employees to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. Volatility or lack of performance in our stock price may also affect our ability to attract and retain qualified personnel.

Risks Related to Ownership of Our Common Stock

You might lose all of your investment.

Investing in our common stock involves a high degree of risk. As an investor, you might never recoup all, or even part of, your investment and you may never realize any return on your investment. You must be prepared to lose all your investment.

Our stock price is likely to continue to be volatile.

The market price of our common stock has fluctuated significantly since our initial public offering in 2014. Our common stock has experienced an intra-day trading high of $11.54 per share and a low of $3.01 per share on

The Nasdaq Stock Market over the last 52 weeks. The price of our common stock is likely to continue to fluctuate significantly in response to many factors that are beyond our control, including:

•	regulatory announcements;

•	actual or anticipated variations in operating results;

•	the limited number of holders of our common stock;

•	changes in the economic performance and/or market valuations of other technology companies;

•	our announcements of significant strategic partnerships, regulatory developments and other events;

•	announcements by other companies in our industry;

•	articles published or rumors circulated by third parties regarding our business, technology or development partners;

•	additions or departures of key personnel; and

•	sales or other transactions involving our capital stock.

We are no longer an “emerging growth company,” so we are no longer exempt from various reporting requirements as we were in the past.

In prior years we were classified as an “emerging growth company” and were exempt from various public company reporting requirements as a result. We no longer have that status and accordingly are making these disclosures for the first time this year. For example, we will now be required to provide auditor attestation of our internal control over financial reporting, have greater disclosure obligations about executive compensation, and will no longer be exempt from the requirement to hold a nonbinding shareholder advisory vote on our executive compensation. It may be more difficult than we anticipate to meet such disclosure and other requirements for the first time.

If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy of our financial reports.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal controls. Although our management has determined that our internal control over financial reporting was effective as of December 31, 2018, we cannot assure you that we will not identify a material weakness in our internal control in the future.

If we have a material weakness in our internal controls, we may fail to detect errors in our financial accounting, which may require a financial restatement or otherwise harm our operating results, cause us to fail to meet our SEC reporting obligations or Nasdaq listing requirements, adversely affect our reputation, cause our stock price to decline or result in inaccurate financial reporting or material misstatements in our annual or interim financial statements. Further, if there are material weaknesses or failures in our ability to meet any of the requirements related to the maintenance and reporting of our internal controls, investors may lose confidence in the accuracy and completeness of our financial reports and that could cause the price of our common stock to decline. We could become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect our business.

In addition, our internal control over financial reporting will not prevent or detect all errors and fraud. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and technology and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend.

Concentration of ownership among our existing executive officers, directors and significant stockholders may prevent new investors from influencing significant corporate decisions.

All decisions with respect to the management of our company are made by our board of directors and our officers, who beneficially own approximately 6.5% of our common stock collectively as of September 25, 2019. In addition, our greater than 5% stockholders such as Dialog Semiconductor plc, Emily and Malcolm Fairbairn, and DvineWave Holdings LLC beneficially owned approximately 10.0%, 5.8%, and 5.2%, respectively, of our common stock as of September 25, 2019. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions.

This control could have the effect of delaying or preventing a change of control of our company or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

We expect to continue to incur significant costs as a result of being a public reporting company and our management will be required to devote substantial time to meet our compliance obligations.

As a public reporting company, we incur significant legal, accounting and other expenses. We are subject to reporting requirements of the Securities Exchange Act of 1934 and rules subsequently implemented by the Securities and Exchange Commission (“SEC”) that require us to establish and maintain effective disclosure controls and financial controls, as well as some specific corporate governance practices. Our management and other personnel are expected to devote a substantial amount of time to compliance initiatives associated with our public reporting company status.

We may be subject to securities litigation, which is expensive and could divert management attention.

Our stock price has fluctuated in the past, most recently following our announcement of FCC approval of our Mid-Field transmitter technology, and it may be volatile in the future. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation, and we may be the target of litigation of this sort in the future. Securities litigation is costly and can divert management attention from other business concerns, which could seriously harm our business and the value of your investment in our company.

An active trading market for our common stock may not be maintained.

Our stock is currently traded on The Nasdaq Stock Market, but we can provide no assurance that we will be able to maintain an active trading market on The Nasdaq Stock Market or any other exchange in the future. If an active market for our common stock is not maintained, it may be difficult for our stockholders to sell or purchase shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and impair our ability to acquire other companies or technologies by using our shares as consideration.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Our ability to use net operating loss carry forwards to reduce future tax payments may be limited if our taxable income does not reach sufficient levels.

As of December 31, 2018, we had a Federal net operating loss (“NOL”) carryforward of approximately $130,590,000. Under the U.S. Tax Code, NOLs prior to 2019 can generally be carried forward to offset future taxable income for a period of 20 years. Our ability to use our NOLs that are prior to 2018 during this period will be dependent on our ability to generate taxable income, and the NOLs could expire before we generate sufficient taxable income to take advantage of the NOLs. As of December 31, 2018, based on our history of operating losses it is possible that a portion of our NOLs will not be fully realizable.

Our charter documents and Delaware law may inhibit a takeover that stockholders consider favorable.

Provisions of our certificate of incorporation and bylaws, and applicable Delaware law, may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our certificate of incorporation and bylaws:

•

authorize our board of directors to issue preferred stock without stockholder approval and to designate the rights, preferences and privileges of each class; if issued, such preferred stock would increase the number of outstanding shares of our capital stock and could include terms that may deter an acquisition of us;

•	limit who may call stockholder meetings;

•	do not permit stockholders to act by written consent;

•	do not provide for cumulative voting rights; and

•	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

In addition, Section 203 of the Delaware General Corporation Law may limit our ability to engage in any business combination with a person who beneficially owns 15% or more of our outstanding voting stock unless certain conditions are satisfied. This restriction lasts for a period of three years following the share acquisition. These provisions may have the effect of entrenching our management team and may deprive you of the opportunity to sell your shares to potential acquirers at a premium over prevailing prices. This potential inability to obtain a control premium could reduce the price of our common stock.

Risks Related to this Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

The exercise of our outstanding options and warrants and the vesting of our outstanding restricted stock units will dilute stockholders and could decrease our stock price.

The exercise of our outstanding options and warrants and the vesting of our outstanding restricted stock units may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants, vesting of outstanding restricted stock units or any future issuance of additional shares of common stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our common stock, may result in significant dilution to our stockholders and may decrease our stock price.

The shares of our common stock offered under this prospectus supplement and the accompanying base prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at-the-market” offerings at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we and our sales agent may mutually agree to sell shares of our common stock under a transaction acceptance at any time throughout the term of the sales agreement. The number of shares that are sold by B. Riley FBR after agreement on the terms of the transaction acceptance will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with our sales agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued.

If you purchase shares of common stock sold in this offering, you will incur immediate and substantial dilution.

If you purchase shares of our common stock in this offering, you will experience substantial and immediate dilution in the pro forma net tangible book value per share after giving effect to this offering, based on the assumed public offering price of $3.34 per share, which is the last reported sale price of our common stock on The Nasdaq Stock Market on October 10, 2019, because the price that you pay will be substantially greater than the pro forma net tangible book value per share of the common stock that you acquire. This dilution is due in large part to the fact that certain of our earlier investors paid substantially less than the offering price when they purchased shares of our capital stock. You will experience additional dilution upon exercise of the outstanding stock options and other equity awards that may be granted under our equity incentive plans, and when we otherwise issue additional shares of our common stock or convertible debt securities. For more information, see “Dilution.”

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $20,000,000 from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with B. Riley FBR, Inc. as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, to fund our product development efforts, regulatory activities, business development and support functions, for general and administrative expenses and other general corporate purposes. The amounts and timing of our use of proceeds will vary depending on many factors, including regulatory developments, the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the proceeds.

Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment-grade, interest-bearing securities.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the pro forma net tangible book value per share of our common stock after this offering.

As of June 30, 2019, our net tangible book value was $27.2 million, or $0.89 per share of common stock. Net tangible book value per share represents the amount of our tangible assets less our liabilities divided by the total number of shares of our common stock outstanding.

Our pro forma net tangible book value as of June 30, 2019 would have been approximately $46.5 million or $1.27 per share of common stock. Pro forma net tangible book value per share reflects the sale by us of shares of our common stock in the full aggregate amount of $20,000,000 in this offering, at an assumed offering price of $3.34 per share, which was the last reported sale price of our common stock on The Nasdaq Stock Market on October 10, 2019, after deducting the sales agent’s commissions and estimated aggregate offering expenses payable by us. The following table illustrates this dilution per share to investors participating in this offering:

Assumed public offering price per share	$3.34
Net tangible book value per share as of June 30, 2019	$0.89
Increase per share attributable to this offering	$0.38
Pro forma net tangible book value per share June 30, 2019 after this offering	$1.27
Dilution per share to new investors participating in this offering	$2.07

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of 10% per share in the price at which the shares are sold from the assumed offering price of $3.34 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20,000,000 is sold at that price, would increase our pro forma net tangible book value per share after the offering to $1.29 per share and would increase the dilution in net tangible book value per share to new investors to $2.38 per share, after deducting the sales agent’s commissions and estimated aggregate offering expenses payable by us. A decrease of 10% per share in the price at which the shares are sold from the assumed offering price of $3.34 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20,000,000 is sold at that price, would decrease our pro forma net tangible book value per share after the offering to $1.25 per share and would decrease the dilution in net tangible book value per share to new investors to $1.76 per share, after deducting the sales agent’s commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options or warrants are exercised or outstanding restricted stock units (“RSUs”), vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

For purposes of calculating pro forma net tangible book value, the above table is based on 26,526,303 shares of our common stock issued and outstanding as of June 30, 2019 and does not include the following:

•

3,467,240 shares of common stock available for issuance under our 2013 Equity Incentive Plan, as amended (“2013 Plan”), of which 534,546 shares are issuable upon exercise of outstanding options having a weighted average exercise price of $5.74 per share, 1,304,469 shares are issuable upon settlement of outstanding RSUs, and 1,628,225 shares are available for issuance through equity awards;

•	482,650 shares of common stock authorized for issuance under our 2014 Non-employee Equity Compensation Plan (“2014 Plan”), of which 15,768 shares are issuable upon exercise of outstanding options having a weighted average exercise price of $6.00 per share, 258,040 shares are issuable upon settlement of outstanding RSUs, and 208,842 shares are available for future issuance through equity awards.

•	1,431,951 shares of common stock available for issuance under our 2015 Performance Share Unit Plan;

•

532,371 shares of common stock available for issuance under our 2017 Equity Inducement Plan (“2017 Plan”), of which 223,902 shares are issuable pursuant to outstanding RSUs that have not yet vested and 308,469 shares are available for future issuance through equity awards;

•	163,127 shares of common stock available for issuance under outstanding RSUs not under the 2013 Plan, the 2014 Plan or the 2017 Plan;

•	257,988 shares of common stock available for issuance pursuant to our ESPP; and

•	4,702,354 shares of common stock issuable pursuant to outstanding warrants, with a weighted average exercise price of $17.00 per share.

PLAN OF DISTRIBUTION

We have entered into an at market issuance sales agreement, or sales agreement, with B. Riley FBR, Inc., or B. Riley FBR, under which we may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $20,000,000 from time to time through or to B. Riley FBR, as sales agent or principal. B. Riley FBR may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

Each time we wish to issue and sell common stock under the sales agreement, we will notify B. Riley FBR of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, and any minimum price below which sales may not be made. Once we have so instructed B. Riley FBR, unless B. Riley FBR declines to accept the terms of such notice, B. Riley FBR has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of B. Riley FBR under the sales agreement to sell our common stock are subject to a number of customary conditions that we must meet.

Settlement for shares of our common stock will occur on the second trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley FBR may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay B. Riley FBR a commission of up to 2.5% of the gross proceeds from each sale. We also agreed to reimburse B. Riley FBR for its legal expenses up to $40,000 in the aggregate. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, B. Riley FBR will be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and the compensation of B. Riley FBR will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley FBR with respect to certain civil liabilities, including liabilities under the Securities Act. We estimate that the total expenses for the offering, excluding compensation payable to B. Riley FBR and expense reimbursement under the terms of the sales agreement, will be up to approximately $200,000.

The offering of our common stock pursuant to the sales agreement will terminate upon the termination of the sales agreement as described therein. We and B. Riley FBR may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” below.

To the extent required by Regulation M under the Exchange Act, B. Riley FBR will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus.

B. Riley FBR and its affiliates have in the past and may in the future provide various investment banking and/or other financial services for us and/or our affiliates, for which services they may in the future receive customary fees.

In addition, the sales agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common stock, or (ii) sell, bid for, or purchase common stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the common stock under the sales agreement other than B. Riley FBR.

NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

This prospectus supplement is only being distributed to and is only directed at (i) persons outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons in (i), (ii) and (iii) above together being referred to as “relevant persons”). The shares of our common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the shares of our common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of the contents of such documents. Persons distributing this document must satisfy themselves that it is lawful to do so.

In relation to anything to be done in the United Kingdom:

•

this prospectus supplement has only been communicated and will only be communicated in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’) does not apply to B. Riley FBR; and

•

each person involved in the issue of the shares of our common stock has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any shares of our common stock may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of our common stock may be made (and this prospectus supplement), at any time under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters or underwriters nominated by B. Riley FBR for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the shares of our common stock shall require B. Riley FBR or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each purchaser of the shares of our common stock described in this prospectus supplement located in a Relevant Member State who receives any communication in respect of, or who acquires any shares of our common stock under, this offering will be deemed to have represented, warranted and agreed with each underwriter and B. Riley FBR (i) it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive and (ii) in the case of any shares of our common stock acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares of our common stock acquired by it in this offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State, other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or where the shares of our common stock have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of the shares of our common stock to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offering and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

Fenwick & West, LLP, Mountain View, California, will pass upon certain legal matters relating to this offering. Blank Rome LLP, New York, New York, is acting as counsel to the sales agent in connection with this offering.

EXPERTS

The financial statements as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of Marcum LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance therewith, file periodic reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement but do not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement, and any other document that we file, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a website maintained by the SEC located at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents and reports listed below (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

•

our Current Reports on Form 8-K filed on February 27, 2019, February  27, 2019 (only with respect to Item 9.01 thereof), April  3, 2019, April 3, 2019, April  30, 2019, May 21, 2019, August  8, 2019, August  20, 2019 (as amended) and September 3, 2019 (as amended);

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act on March 26, 2014, including any further amendment or report filed hereafter for the purpose of updating such description; and

•

all documents filed after the date of this prospectus supplement and prior to the termination of the offering hereunder pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in each of this prospectus supplement, the prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement or the prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Corporate Secretary

Energous Corporation

3590 North First Street, Suite 210

San Jose, California 95134

(408) 963-0200

You can also find these filings on our website at www.energous.com. We are not incorporating the information on our website other than these filings into this prospectus supplement or the prospectus.

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may from time to time issue, in one or more series or classes, up to $75,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities and/or warrants in one or more offerings. We may offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any of the securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will specify in the accompanying prospectus supplement the terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our securities.

We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Stock Market under the symbol “WATT.” On August 7, 2018, the closing price for our common stock, as reported on The Nasdaq Stock Market, was $14.05 per share. We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 9, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $75,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless the context otherwise indicates, references in this prospectus to “Energous”, “we”, “our”, “us” and “the Company” refer, collectively, to Energous Corp., a Delaware corporation.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks or trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2017 and our other filings with the SEC listed below under the heading “Incorporation of Certain Information by Reference.” This summary does not contain all of the information you should consider in making your investment decision. Before deciding to invest in our securities, you should read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, and the information incorporated by reference herein in their entirety. You should carefully consider, among other things, the matters discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Company

Energous is the developer of a technology called WattUp® that consists of proprietary semiconductor chipsets, software, hardware designs and antennas that enables radio frequency-based charging for electronic devices, providing wire-free charging solutions for contact-based charging and at-a-distance charging, ultimately enabling charging with mobility under software control.

Our solution charges electronic devices by surrounding them with a focused, radio frequency energy pocket. We are engineering solutions that we expect to enable the wire-free transmission of energy for contact-based applications as well as far field applications of up to 15 feet. We are also developing our Far Field transmitter technology to seamlessly mesh (like a network of Wi-Fi routers) to form a wire-free charging network that will allow users to charge their devices as they move from room-to-room or throughout a large space.

We believe our proprietary technology can be utilized in a variety of devices, and our strategy is to support the development and proliferation of our WattUp® technology to form a ubiquitous wire-free charging ecosystem.

In November 2016, we entered into a Strategic Alliance Agreement with Dialog Semiconductor plc (“Dialog”), pursuant to which Dialog manufactures and distributes integrated circuit products incorporating our wire-free charging technology. Dialog is our exclusive supplier of these products for the general market.

We were incorporated in Delaware in October 2012. Our corporate headquarters is located at 3590 North First Street, Suite 210, San Jose, CA 95134. Our website can be accessed at www.energous.com. The information contained on, or that may be obtained from our website, is not, and shall not be deemed to be, part of this prospectus.

The Securities We May Offer

With this prospectus, we may from time to time issue, in one or more series or classes, up to $75,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities and/or warrants in one or more offerings. We may offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any of the securities registered hereunder, including any applicable antidilution provisions. Each time we offer securities, we will specify in the accompanying prospectus supplement the terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.00001 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.00001 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered.

We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Ratio of Earnings to Fixed Charges

The following table sets forth, for each of the periods presented, our ratio of earnings to fixed charges. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus.

	Year Ended December 31,				Six Months Ended June 30, 2018
	2014	2015	2016	2017
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A	N/A

(1)

For purposes of calculating the ratio above, earnings consist of income before income taxes plus fixed charges. Fixed charges typically include interest expense, non-cash interest expense, and an estimate of the interest expense within rental expense.

We did not record earnings for any of the years ended December 31, 2014, 2015, 2016, and 2017, or for the six months ended June 30, 2018. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the year ended December 31, 2014, 2015, 2016, and 2017 and for the six months ended June 30, 2018 was approximately $45.6 million, $27.6 million, $45.8 million, $49.4 million, and $25.7 million, respectively.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including the risks described in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are on file with the SEC and incorporated by reference into this prospectus, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by the words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes.

These forward-looking statements are subject to many risks, uncertainties and assumptions, including those described in and incorporated by reference under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus, the documents incorporated by reference into this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance, events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding research and development of our product candidates, expanding our manufacturing capabilities, increasing our working capital, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share. As of June 30, 2018, there were 25,561,610 shares of our common stock outstanding, and no shares of preferred stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on The Nasdaq Stock Market under the symbol “WATT.”

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue from time to time up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors is also be able to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may be able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Registration Rights

The holders of shares of our common stock that were acquired pursuant to a certain Securities Purchase Agreement (“SPA”) with the Company dated June 28, 2017 are entitled to rights with respect to the registration of those shares (“Registrable Securities”) under the Securities Act. These registration rights terminate when the stockholder can sell its shares publicly under Rule 144 of the Securities Act without a volume limitation.

Demand Registration Rights

Under the SPA, we are required, as soon as reasonably practicable following the request of a stockholder with registration rights, prepare and file with the SEC a registration statement under the Securities Act covering the resale of such portion of the Registrable Securities requested by the stockholder. The Company shall not be obligated to file and have declared effective more than two registration statements per year, each including not less than 100,000 shares of Common Stock (as adjusted by any stock split, dividend or other distribution, recapitalization or similar event).

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Effect of Delaware Anti-Takeover Statute.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination (defined below) with any interested stockholder (defined below) for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and officers and by excluding employee stock plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three-year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Effect of California Long-Arm Statute. We are a Delaware corporation, governed by the Delaware General Corporation Law. However, our headquarters, property and officers are located in California, and Section 2115 of the California Corporations Code purports to impose on corporations like the Company certain portions of California’s laws governing corporations formed under the laws of the State of California. While disputes have arisen regarding the enforceability of Section 2115, the statute purports to apply the California Corporations Code in the following areas of governance to corporations that meet the test for applicability of Section 2115: Chapter 1 (general provisions and definitions), to the extent applicable to the following provisions; Section 301 (annual election of directors); Section 303 (removal of directors without cause); Section 304 (removal of directors by court proceedings); Section 305, subdivision (c) (filling of director vacancies where less than a majority in office elected by shareholders); Section 309 (directors’ standard of care); Section 316 (excluding paragraph (3) of subdivision (a) and paragraph (3) of subdivision (f)) (liability of directors for unlawful distributions); Section 317 (indemnification of directors, officers, and others); Sections 500 to 505, inclusive (limitations on corporate distributions in cash or property); Section 506 (liability of shareholder who receives unlawful distribution); Section 600, subdivisions (b) and (c) (requirement for annual shareholders’ meeting and remedy if same not timely held); Section 708, subdivisions (a), (b), and (c) (shareholder’s right to cumulate votes at any election of directors); Section 710 (supermajority vote requirement); Section 1001, subdivision (d) (limitations on sale of assets); Section 1101 (provisions following subdivision (e)) (limitations on mergers); Section 1151 (first sentence only) (limitations on conversions); Section 1152 (requirements of conversions); Chapter 12 (commencing with Section 1200) (reorganizations); Chapter 13 (commencing with Section 1300) (dissenters’ rights); Sections 1500 and 1501 (records and reports); Section 1508 (action by Attorney General); Chapter 16 (commencing with Section 1600) (rights of inspection).

We believe it is likely that we meet the test for the application of Section 2115 and do not anticipate a specific time in the future when we would not meet such test. Section 2115, if applicable, would purport to require a different outcome for certain important activities fundamental to the governance of corporations, and you are encouraged to review the effect of Section 2115 to determine whether the differences from the Delaware General Corporation Law are important to you.

Our Charter Documents. Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our stockholders. Certain of these provisions are summarized in the following paragraphs.

Effects of Authorized but Unissued Common Stock. One of the effects of the existence of authorized but unissued common stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent.

Advanced Notice. Our bylaws provide that stockholders who wish to bring nominations or other business before an annual meeting of the stockholders or a special meeting of the stockholders must provide us with notice of such proposed nomination or business within specified time frames and must provide us with information regarding the potential nominee or proposal.

Blank Check Preferred Stock. As noted above, our certificate of incorporation allows our Board to fix the designation, powers, preferences and rights of the shares of each series of preferred stock and any of their qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

Bylaw Amendment. Our certificate of incorporation provides our Board the ability to amend our bylaws without further vote or action by our stockholders.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

Exclusive Venue. Our certificate of incorporation provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed to the Company or the Company’s stockholders by any director, officer or other employee of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Delaware Court of Chancery, or if the Delaware Court of Chancery determines that it does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or any court of the State of Delaware having subject matter jurisdiction regarding the matter.

Special Meeting of Stockholders. Our certificate of incorporation provides that a special meeting of stockholders may only be called by the President, the Chief Executive Officer, or the board of directors at any time and for any purpose or purposes as shall be stated in the notice of the meeting.

Vacancies. Our certificate of incorporation provides that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Group plc.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $75,000,000 . Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following specified procedures described in the indenture. These procedures allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

1. to register the transfer or exchange of such debt securities;

2. to replace temporary or mutilated, destroyed, lost or stolen debt securities;

3. to compensate and indemnify the trustee; or

4. to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal defeasance or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. Dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock, common stock or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the debt warrants upon a change in control or similar event; and

•	any additional terms of the debt warrants, including procedures and limitations relating to the exchange, exercise, and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Fenwick & West LLP, Mountain View, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Energous Corp. as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.energous.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only. You may also inspect these documents at our corporate headquarters at 3590 North First Street, Suite 210, San Jose, California 95134, during normal business hours.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31 from our definitive proxy statement on Schedule 14A, which was filed with the SEC on April 12, 2018, as amended by Amendment No. 1 on Schedule 14A, which was filed with the SEC on April 17, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed with the SEC on August 9, 2018;

•	our Current Report on Form 8-K filed with the SEC on May 22, 2018; and

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the description of capital stock included in our registration statement on Form 8-A, filed with the SEC on March 26, 2014, and any amendments or reports filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning us at 3590 North First Street, Suite 210, San Jose, California 95134; (408) 963-0200.

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.energous.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

ENERGOUS CORPORATION

Common Stock

PROSPECTUS SUPPLEMENT

B. Riley FBR

October 11, 2019